Exhibit 99.1
P R E S S   R E L E A S E

Splunk Inc. Announces Fiscal Fourth Quarter and Full Year 2017 Financial Results
Full Year Revenues Grew 42%; Added Nearly 2,200 New Customers

SAN FRANCISCO - February 23, 2017 - Splunk Inc. (NASDAQ: SPLK), provider of the leading software platform for real-time Operational Intelligence, today announced results for its fiscal fourth quarter and full year ended January 31, 2017.

Fourth Quarter 2017 Financial Highlights

•	Total revenues were $306.5 million, up 39% year-over-year.

•	License revenues were $190.5 million, up 35% year-over-year.

•	GAAP operating loss was $71.1 million; GAAP operating margin was negative 23.2%.

•	Non-GAAP operating income was $35.8 million; non-GAAP operating margin was 11.7%.

•	GAAP loss per share was $0.54; non-GAAP income per share was $0.25.

•	Operating cash flow was $102.5 million with free cash flow of $84.4 million.

Full Year 2017 Financial Highlights

•	Total revenues were $950.0 million, up 42% year-over-year.

•	License revenues were $546.9 million, up 35% year-over-year.

•	GAAP operating margin was negative 36.2%; non-GAAP operating margin was 6.2%.

•	Operating cash flow was $201.8 million with free cash flow of $156.5 million.

“Customer success is our number one priority. More than 13,000 organizations worldwide depend on Splunk, including nearly 700 new customers this quarter,” said Doug Merritt, President and CEO, Splunk. “It is early in our data and analytics journey - it is a big market with a tremendous opportunity that Splunk is uniquely positioned to win. We are confident in our long-term strategy to become the ubiquitous machine data platform for our customers.”

Fourth Quarter 2017 and Recent Business Highlights:

Customers:

•	Signed nearly 700 new enterprise customers and ended the year with more than 13,000 customers worldwide.

•
New and Expansion Customers Include: Aflac, Asurion, Atlassian (Australia), Australia and New Zealand Banking Group, BM&F Bovespa (Brazil), City and County of San Francisco, Commonwealth of Virginia, Condé Nast, CrowdStrike, eHarmony, FedEx, Heartland Jiffy Lube, Infoblox, National Health Service (United Kingdom), Papa John’s Pizza, Penske Truck Leasing, Randstad (Netherlands), Raymond James, Stamps.com, Telstra (Australia), University of Maryland, University of Minnesota and U.S. Department of State.

Products:

•
Announced version 5.0 of the Splunk App for AWS - available for the first time on Splunk Light -delivering enhanced dashboards, advanced billing insights into reserved versus on-demand AWS instances, and integrated machine learning to identify cost optimization improvements and security anomalies.

•	Announced the new Splunk App for Jenkins, making it possible to use Splunk solutions to collect, monitor and analyze the wealth of Jenkins data.

•	Announced new AWS Lambda blueprints to easily stream valuable logs, events and alerts from over 15 AWS services into Splunk to help customers gain critical security and operational insights.

Recognition:

•	Splunk was ranked number one in worldwide IT Operations Analytics (ITOA) software market share for 2015 by IDC for the second year in a row.

•	Splunk won the award for Best SIEM for Splunk Enterprise Security (Splunk ES) and was named Security Vendor of the Year in the Computing Security Excellence Awards 2016.

•	Splunk User Behavior Analytics 2.2 was named a finalist in CRN’s 2016 Products of the Year in the Enterprise Software category.

Splunk Inc. | www.splunk.com

•	Splunk ES was named Best Enterprise Security Solution at the 2017 SC Awards.

•	Splunk won 2016 Governance Team of the Year (small- to mid-cap) at the Corporate Secretary’s 9th Annual Corporate Governance Awards Gala in New York City.

Events:

•
Hosted over 1,100 attendees at Splunk GovSummit 2016 in Washington, D.C. and unveiled the winners of the Splunk Public Sector Innovation Awards, recognizing Splunk customers and partners for driving transformation through data in their organization.

•	Hosted SplunkLive! events in Beijing, Columbus, Long Beach, New Brunswick, Santa Clara, Shanghai, Taipei and Utrecht (Netherlands). Presentations can be found on the SplunkLive! Website.

Financial Outlook
The company is providing the following guidance for its fiscal first quarter 2018 (ending April 30, 2017):

•	Total revenues are expected to be between $231 million and $233 million.

•	Non-GAAP operating margin is expected to be between negative 2% and negative 4%.

The company is updating its previous guidance for its fiscal year 2018 (ending January 31, 2018):

•	Total revenues are expected to be approximately $1.185 billion (was approximately $1.175 billion per prior guidance provided on January 12, 2017).

The company is providing the following guidance for its fiscal year 2018 (ending January 31, 2018):

•	Cloud revenues are expected to be approximately $85 million.

•	Non-GAAP operating margin is expected to be approximately 8%.

All forward-looking non-GAAP financial measures contained in this section “Financial Outlook” exclude estimates for stock-based compensation expenses, employer payroll tax expense related to employee stock plans, amortization of acquired intangible assets, ground lease expense related to a build-to-suit lease obligation, acquisition-related costs and facility exit costs.

While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis due to the uncertainty regarding, and the potential variability of, many of these costs and expenses that may be incurred in the future, the company has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for its fiscal fourth quarter 2017 and fiscal year 2017 non-GAAP results included in this press release.

Conference Call and Webcast
Splunk’s executive management team will host a conference call today beginning at 1:30 p.m. PT (4:30 p.m. ET) to discuss the company’s financial results and business highlights. Interested parties may access the call by dialing (866) 501-1535. International parties may access the call by dialing (216) 672-5582. A live audio webcast of the conference call will be available through Splunk’s Investor Relations website at http://investors.splunk.com/events.cfm. A replay of the call will be available through March 2, 2017 by dialing (855) 859-2056 and referencing Conference ID 66659606.

Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding Splunk’s revenue and non-GAAP operating margin targets for the company’s fiscal first quarter and fiscal year 2018 in the paragraphs under “Financial Outlook” above and other statements regarding future growth, long-term strategy, customer demand and penetration, expanding use of Splunk by existing customers, size of market opportunity, Splunk’s position to capture market share, expected benefits of new products and growth strategies. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: Splunk’s limited operating history and experience developing and introducing new products, including its cloud offerings; risks associated with Splunk’s rapid growth, particularly outside of the United States; Splunk’s inability to realize value from its significant investments in its business, including product and service innovations; Splunk’s transition to a multi-product software and services business; Splunk’s inability to successfully integrate acquired businesses and technologies; and general market, political, economic, business and competitive market conditions.

Additional information on potential factors that could affect Splunk’s financial results is included in the company’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2016, which is on file with the U.S. Securities and Exchange Commission. Splunk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Splunk Inc. | www.splunk.com

About Splunk Inc.
Splunk Inc. (NASDAQ: SPLK) is the market leader in analyzing machine data to deliver Operational Intelligence for security, IT and the business. Splunk® software provides the enterprise machine data fabric that drives digital transformation. More than 13,000 customers in over 110 countries use Splunk solutions in the cloud and on-premises. Join millions of passionate users by trying Splunk software for free: http://www.splunk.com/free-trials.

Social Media: Twitter | LinkedIn | YouTube | Facebook

Splunk, Splunk>, Listen to Your Data, The Engine for Machine Data, Splunk Cloud, Splunk Light and SPL are trademarks and registered trademarks of Splunk Inc. in the United States and other countries. All other brand names, product names, or trademarks belong to their respective owners. © 2017 Splunk Inc. All rights reserved.

For more information, please contact:

Sherry Lowe
Splunk Inc.
415-852-5529
slowe@splunk.com

Investor Contact
Ken Tinsley
Splunk Inc.
415-848-8476
ktinsley@splunk.com

Splunk Inc. | www.splunk.com

 SPLUNK INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	January 31,	January 31,	January 31,	January 31,
	2017	2016	2017	2016
Revenues
License	$190,513	$141,403	$546,925	$405,399
Maintenance and services	115,948	78,621	403,030	263,036
Total revenues	306,461	220,024	949,955	668,435
Cost of revenues
License	3,252	2,970	11,965	9,080
Maintenance and services	55,011	32,436	179,088	105,042
Total cost of revenues	58,263	35,406	191,053	114,122
Gross profit	248,198	184,618	758,902	554,313
Operating expenses
Research and development	75,596	66,117	295,850	215,309
Sales and marketing	190,815	161,442	653,524	505,348
General and administrative	52,895	36,090	153,359	121,579
Total operating expenses	319,306	263,649	1,102,733	842,236
Operating loss	(71,108)	(79,031)	(343,831)	(287,923)
Interest and other income (expense), net
Interest income (expense), net	(806)	636	(2,829)	1,798
Other income (expense), net	(486)	(42)	(3,022)	(519)
Total interest and other income (expense), net	(1,292)	594	(5,851)	1,279
Loss before income taxes	(72,400)	(78,437)	(349,682)	(286,644)
Income tax provision (benefit)	1,805	886	5,507	(7,872)
Net loss	$(74,205)	$(79,323)	$(355,189)	$(278,772)

Basic and diluted net loss per share	$(0.54)	$(0.61)	$(2.65)	$(2.20)

Weighted-average shares used in computing basic and diluted net loss per share	136,230	130,020	133,910	126,746

Splunk Inc. | www.splunk.com

SPLUNK INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 31, 2017	January 31, 2016
Assets
Current assets
Cash and cash equivalents	$421,346	$424,541
Investments, current portion	662,096	584,498
Accounts receivable, net	238,281	181,665
Prepaid expenses and other current assets	38,650	26,565
Total current assets	1,360,373	1,217,269
Investments, non-current	5,000	1,500
Property and equipment, net	166,395	134,995
Intangible assets, net	37,713	49,482
Goodwill	124,642	123,318
Other assets	24,423	10,275
Total assets	$1,718,546	$1,536,839
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$7,503	$4,868
Accrued payroll and compensation	100,092	95,898
Accrued expenses and other liabilities	81,071	49,879
Deferred revenue, current portion	478,707	347,121
Total current liabilities	667,373	497,766
Deferred revenue, non-current	146,752	102,382
Other liabilities, non-current	99,260	77,277
Total non-current liabilities	246,012	179,659
Total liabilities	913,385	677,425
Stockholders’ equity
Common stock	137	132
Accumulated other comprehensive loss	(3,013)	(3,770)
Additional paid-in capital	1,828,821	1,528,647
Accumulated deficit	(1,020,784)	(665,595)
Total stockholders’ equity	805,161	859,414
Total liabilities and stockholders’ equity	$1,718,546	$1,536,839

Splunk Inc. | www.splunk.com

SPLUNK INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	January 31,	January 31,	January 31,	January 31,
	2017	2016	2017	2016
Cash Flows From Operating Activities
Net loss	$(74,205)	$(79,323)	$(355,189)	$(278,772)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	9,199	6,024	32,113	19,491
Amortization of investment premiums	220	283	840	1,332
Stock-based compensation	92,794	88,375	378,041	292,257
Deferred income taxes	294	276	(326)	(11,140)
Excess tax benefits from employee stock plans	(131)	121	(682)	(874)
Non-cash facility exit charge	8,625	—	8,625	—
Disposal of property and equipment	2,739	—	2,739	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(65,792)	(56,008)	(56,616)	(53,252)
Prepaid expenses, other current and non-current assets	(17,598)	(10,955)	(25,726)	4,675
Accounts payable	1,190	581	2,720	965
Accrued payroll and compensation	16,732	17,685	4,194	30,026
Accrued expenses and other liabilities	2,153	9,335	35,145	5,496
Deferred revenue	126,304	100,615	175,956	145,418
Net cash provided by operating activities	102,524	77,009	201,834	155,622
Cash Flow From Investing Activities
Purchases of investments	(160,004)	(261,415)	(683,787)	(480,610)
Maturities of investments	158,900	123,500	605,175	522,645
Acquisitions, net of cash acquired	—	—	—	(142,693)
Purchases of property and equipment	(18,130)	(26,836)	(45,349)	(51,332)
Other investment activities	—	—	(3,500)	(1,500)
Net cash used in investing activities	(19,234)	(164,751)	(127,461)	(153,490)
Cash Flow From Financing Activities
Proceeds from the exercise of stock options	396	2,573	7,751	15,269
Excess tax benefits from employee stock plans	131	(121)	682	874
Proceeds from employee stock purchase plan	12,229	8,436	27,412	19,342
Taxes paid related to net share settlement of equity awards	(40,352)	—	(113,707)	—
Net cash provided by (used in) financing activities	(27,596)	10,888	(77,862)	35,485
Effect of exchange rate changes on cash and cash equivalents	59	(296)	294	(391)
Net increase (decrease) in cash and cash equivalents	55,753	(77,150)	(3,195)	37,226
Cash and cash equivalents at beginning of period	365,593	501,691	424,541	387,315
Cash and cash equivalents at end of period	$421,346	$424,541	$421,346	$424,541

Splunk Inc. | www.splunk.com

SPLUNK INC.
Non-GAAP financial measures and reconciliations

To supplement Splunk’s condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Splunk provides investors with certain non-GAAP financial measures, including non-GAAP cost of revenues, non-GAAP gross margin, non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss) and non-GAAP net income (loss) per share (collectively the “non-GAAP financial measures”). These non-GAAP financial measures exclude all or a combination of the following (as reflected in the following reconciliation tables): stock-based compensation expense, employer payroll tax expense related to employee stock plans, amortization of acquired intangible assets, acquisition-related costs, adjustments related to a financing lease obligation, the partial release of the valuation allowance due to acquisition and facility exit costs. The adjustments for the financing lease obligation are to reflect the expense Splunk would have recorded if its build-to-suit lease arrangement had been deemed an operating lease instead of a financing lease and is calculated as the net of actual ground lease expense, depreciation and interest expense over estimated straight-line rent expense. In addition, non-GAAP financial measures include free cash flow, which represents cash from operations less purchases of property and equipment. The presentation of the non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Splunk uses these non-GAAP financial measures for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Splunk believes that these non-GAAP financial measures provide useful information about Splunk’s operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. In addition, these non-GAAP financial measures facilitate comparisons to competitors’ operating results.

Splunk excludes stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding Splunk’s operational performance. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Splunk believes that providing non-GAAP financial measures that exclude this expense allows investors the ability to make more meaningful comparisons between Splunk’s operating results and those of other companies. Splunk excludes employer payroll tax expense related to employee stock plans in order for investors to see the full effect that excluding that stock-based compensation expense had on Splunk’s operating results. These expenses are tied to the exercise or vesting of underlying equity awards and the price of Splunk’s common stock at the time of vesting or exercise, which may vary from period to period independent of the operating performance of Splunk’s business. Splunk also excludes amortization of acquired intangible assets, acquisition-related costs, the partial release of the valuation allowance due to acquisition, facility exit costs, and makes adjustments related to a financing lease obligation from its non-GAAP financial measures because these are considered by management to be outside of Splunk’s core operating results. Accordingly, Splunk believes that excluding these expenses provides investors and management with greater visibility to the underlying performance of its business operations, facilitates comparison of its results with other periods and may also facilitate comparison with the results of other companies in its industry. Splunk considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including investing in its business, making strategic acquisitions and strengthening its balance sheet.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by Splunk’s competitors and exclude expenses that may have a material impact upon Splunk’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Splunk’s business and an important part of the compensation provided to Splunk’s employees. The non-GAAP financial measures are meant to supplement and be viewed in conjunction with GAAP financial measures.

The following tables reconcile Splunk’s non-GAAP results to Splunk’s GAAP results included in this press release.

Splunk Inc. | www.splunk.com

SPLUNK INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	January 31,	January 31,	January 31,	January 31,
	2017	2016	2017	2016
Reconciliation of Cash Provided by Operating Activities to Free Cash Flow:
Net cash provided by operating activities	$102,524	$77,009	$201,834	$155,622
Less purchases of property and equipment	(18,130)	(26,836)	(45,349)	(51,332)
Free cash flow (Non-GAAP)	$84,394	$50,173	$156,485	$104,290
Net cash used in investing activities	$(19,234)	$(164,751)	$(127,461)	$(153,490)
Net cash provided by (used in) financing activities	$(27,596)	$10,888	$(77,862)	$35,485

Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended January 31, 2017

	GAAP	Stock-based compensation	Employer payroll tax on employee stock plans	Amortization of acquired intangible assets	Adjustments related to financing lease obligation		Adjustments related to facility exits	Non-GAAP
Cost of revenues	$58,263	$(8,496)	$(201)	$(2,649)	$287		$—	$47,204
Gross margin	81.0%	2.7%	0.1%	0.9%	(0.1)%		—%	84.6%
Research and development	75,596	(27,085)	(683)	(40)	541		—	48,329
Sales and marketing	190,815	(42,810)	(865)	(20)	1,135		—	148,255
General and administrative	52,895	(14,403)	(494)	—	232		(11,364)	26,866
Operating income (loss)	(71,108)	92,794	2,243	2,709	(2,195)		11,364	35,807
Operating margin	(23.2)%	30.3%	0.7%	0.9%	(0.7)%		3.7%	11.7%
Net income (loss)	$(74,205)	$92,794	$2,243	$2,709	$(102)	(2)	$11,364	$34,803
Net income (loss) per share(1)	$(0.54)							$0.25
(1) GAAP net loss per share calculated based on 136,230 weighted-average shares of common stock. Non-GAAP net income per share calculated based on 139,145 diluted weighted-average shares of common stock, which includes 2,915 potentially dilutive shares related to employee stock awards. GAAP to Non-GAAP net income (loss) per share is not reconciled due to the difference in the number of shares used to calculate basic and diluted weighted-average shares of common stock.
(2) Includes $2.1 million of interest expense related to the financing lease obligation.

Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended January 31, 2016

	GAAP	Stock-based compensation	Employer payroll tax on employee stock plans	Amortization of acquired intangible assets	Adjustments related to financing lease obligation	Non-GAAP
Cost of revenues	$35,406	$(7,479)	$(147)	$(2,892)	$—	$24,888
Gross margin	83.9%	3.4%	0.1%	1.3%	—%	88.7%
Research and development	66,117	(27,287)	(692)	(62)	—	38,076
Sales and marketing	161,442	(38,987)	(880)	(154)	—	121,421
General and administrative	36,090	(14,622)	(271)	—	(222)	20,975
Operating income (loss)	(79,031)	88,375	1,990	3,108	222	14,664
Operating margin	(35.9)%	40.2%	0.9%	1.4%	0.1%	6.7%
Net income (loss)	$(79,323)	$88,375	$1,990	$3,108	$222	$14,372
Net income (loss) per share(1)	$(0.61)					$0.11
(1) GAAP net loss per share calculated based on 130,020 weighted-average shares of common stock. Non-GAAP net income per share calculated based on 133,784 diluted weighted-average shares of common stock, which includes 3,764 potentially dilutive shares related to employee stock awards. GAAP to Non-GAAP net income (loss) per share is not reconciled due to the difference in the number of shares used to calculate basic and diluted weighted-average shares of common stock.

Reconciliation of GAAP to Non-GAAP Financial Measures
Fiscal Year Ended January 31, 2017

	GAAP	Stock-based compensation	Employer payroll tax on employee stock plans	Amortization of acquired intangible assets	Adjustments related to financing lease obligation		Adjustments related to facility exits	Non-GAAP
Cost of revenues	$191,053	$(30,971)	$(801)	$(11,261)	$849		$—	$148,869
Gross margin	79.9%	3.2%	0.1%	1.2%	(0.1)%		—%	84.3%
Research and development	295,850	(129,388)	(2,651)	(233)	1,713		—	165,291
Sales and marketing	653,524	(161,164)	(3,394)	(432)	3,508		—	492,042
General and administrative	153,359	(56,518)	(1,827)	—	745		(11,364)	84,395
Operating income (loss)	(343,831)	378,041	8,673	11,926	(6,815)		11,364	59,358
Operating margin	(36.2)%	39.7%	0.9%	1.3%	(0.7)%		1.2%	6.2%
Net income (loss)	$(355,189)	$378,041	$8,673	$11,926	$890	(2)	$11,364	$55,705
Net income (loss) per share(1)	$(2.65)							$0.41
(1) GAAP net loss per share calculated based on 133,910 weighted-average shares of common stock. Non-GAAP net income per share calculated based on 137,409 diluted weighted-average shares of common stock, which includes 3,499 potentially dilutive shares related to employee stock awards. GAAP to Non-GAAP net income (loss) per share is not reconciled due to the difference in the number of shares used to calculate basic and diluted weighted-average shares of common stock.
(2) Includes $7.7 million of interest expense related to the financing lease obligation.

Reconciliation of GAAP to Non-GAAP Financial Measures
Fiscal Year Ended January 31, 2016

	GAAP	Stock-based compensation	Employer payroll tax on employee stock plans	Amortization of acquired intangible assets	Acquisition-related costs and income tax effects		Adjustments related to financing lease obligation	Non-GAAP
Cost of revenues	$114,122	$(26,057)	$(953)	$(8,271)	$—		$—	$78,841
Gross margin	82.9%	3.9%	0.1%	1.3%	—%		—%	88.2%
Research and development	215,309	(89,197)	(2,837)	(296)	—		—	122,979
Sales and marketing	505,348	(130,054)	(3,442)	(623)	—		—	371,229
General and administrative	121,579	(46,949)	(1,736)	—	(1,993)		(888)	70,013
Operating income (loss)	(287,923)	292,257	8,968	9,190	1,993		888	25,373
Operating margin	(43.1)%	43.8%	1.3%	1.4%	0.3%		0.1%	3.8%
Net income (loss)	$(278,772)	$292,257	$8,968	$9,190	$(8,931)	(2)	$888	$23,600
Net income (loss) per share(1)	$(2.20)							$0.18
(1) GAAP net loss per share calculated based on 126,746 weighted-average shares of common stock. Non-GAAP net income per share calculated based on 131,753 diluted weighted-average shares of common stock, which includes 5,007 potentially dilutive shares related to employee stock awards. GAAP to Non-GAAP net income (loss) per share is not reconciled due to the difference in the number of shares used to calculate basic and diluted weighted-average shares of common stock.
(2) Includes $10.9 million related to the partial release of the valuation allowance due to acquisition.

Reconciliation of Total Billings
Fiscal Year Ended January 31, 2017

Total revenues	$949,955
Increase in deferred revenue	175,956
Billings (Non-GAAP)	$1,125,911

Reconciliation of Total Cloud Billings
Fiscal Year Ended January 31, 2017

Total Cloud revenues	$47,773
Increase in Cloud deferred revenue	47,745
Cloud billings (Non-GAAP)	$95,518

Splunk Inc. | www.splunk.com